Exhibit 10.6

SORRENTO THERAPEUTICS, INC.

2021 CASH-SETTLED STOCK APPRECIATION RIGHTS PLAN

____________________________________

Stock Appreciation Rights Award Agreement

___________________________________

Award No. __________

You (the “Participant”) are hereby awarded the following stock appreciation rights (the “SARs”) with respect to Shares of Sorrento Therapeutics, Inc. (the “Company”), subject to the terms and conditions set forth in this Stock Appreciation Rights Award Agreement (as may be amended or restated from time to time, the “Award Agreement”) and in the Sorrento Therapeutics, Inc. 2021 Cash-Settled Stock Appreciation Rights Plan (as may be amended or restated from time to time, the “Plan”).  The Plan is available upon request to the Company.  You should carefully review these documents, and consult with your personal financial advisor, in order to fully understand the implications of this Award, including your tax alternatives or their consequences.  This Award is conditioned on your execution of this Award Agreement within 21 days following the Grant Date designated in Section 1 below.

By executing this Award Agreement, you agree to be bound by all of the Plan’s terms and conditions as if they had been set out verbatim in this Award Agreement.  In addition, you recognize and agree that all determinations, interpretations, or other actions respecting the Plan and this Award Agreement will be made by the Board of Directors (the “Board”) of Sorrento Therapeutics, Inc. (the “Company”) or the Committee pursuant to Section 4 of the Plan, and that such determinations, interpretations or other actions shall (in the absence of manifest bad faith or fraud) be final, conclusive and binding upon all parties, including you and your heirs, representatives and successors-in-interest.  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Plan.

Stock Appreciation Rights Award Agreement

Sorrento Therapeutics, Inc.

2021 Cash-Settled Stock Appreciation Rights Plan

1.Variable Terms.  The SARs shall have, and be interpreted according to, the following terms, subject to the provisions of the Plan in all instances:

Name of Participant:______________________

Number of Shares subject to the SARs:
Exercise Price per SAR:	$[●] (equal to the Applicable Percentage of the Fair Market Value of a Share on the Grant Date)
Applicable Percentage:	10%
Grant Date:

Vesting Schedule:	(Establishes the Participant’s rights to exercise the SARs with respect to the Number of Shares stated above, subject to any stockholder approval requirement set forth in the Plan.)
Vesting Commencement Date:	____________
☒	0% on Vesting Commencement Date.
☒

1/4th  of the SARs shall vest on the first anniversary of the Vesting Commencement Date and 1/4th of the SARs shall vest on each of the next three (3) anniversaries of the Commencement Date thereafter, subject to the

Stock Appreciation Rights Award Agreement

Sorrento Therapeutics, Inc.

2021 Cash-Settled Stock Appreciation Rights Plan

Participant’s continued service or employment with the Company through each such vesting date.

Lifetime Transfer:	☐Allowed pursuant to Section 6 below.
Expiration Date:	☐____ years after Grant Date; or
☒10 years after Grant Date

2.Term of SARs.  The term of the SARs will expire at 5:00 p.m. (P.D.T. or P.S.T., as applicable) on the Expiration Date.

3.Manner of Exercise.  The vested SARs may be exercised by following such exercise procedures as may be specified by the Company.  The amount of vested SARs which may be exercised is cumulative; that is, if you fail to exercise all of the SARs during any period set forth above, then any such vested SARs that are not exercised during such period may be exercised during any subsequent period, until the expiration or termination of the SARs pursuant to Sections 2 and 5 of this Award Agreement and the terms of the Plan.  Upon the exercise of vested SARs in accordance with this Award Agreement, the Company or one of its Affiliates will pay you, within thirty (30) days after the exercise date, a cash amount equal to the product of (a) the number of Vested SARs exercised, multiplied by (b) the excess of (i) the Fair Market Value of a Share on the exercise date multiplied by the Applicable Percentage, less (ii) the Exercise Price, which payment shall be subject to applicable withholding.

4.Termination of Continuous Service.  If your Continuous Service is terminated for any reason, the SARs shall terminate on the date on which you cease to have any right to exercise the SARs pursuant to the terms and conditions set forth in Section 6(e) of the Plan.

Stock Appreciation Rights Award Agreement

Sorrento Therapeutics, Inc.

2021 Cash-Settled Stock Appreciation Rights Plan

5.Long-term Consideration for Award. The Participant recognizes and agrees that the Company’s key consideration in granting this Award is securing the long-term commitment of the Participant to serve as an employee who will advance and promote the business interests and objectives of the Company and/or its Affiliates (the “Company Group”).  Accordingly, the Participant agrees that this Award shall be subject to the terms and conditions set forth in Section 25 of the Plan (relating to the termination, rescission, and recapture if you violate certain commitments made therein to the Company Group), as well as to the following terms and conditions as material and indivisible consideration for this Award:

(a)Fiduciary Duty.  During his or her service with the Company Group the Participant shall devote his or her full energies, abilities, attention and business time to the performance of his or her service responsibilities and shall not engage in any activity which conflicts or interferes with, or in any way compromises, his or her performance of such responsibilities.

(b)Confidential Information.  The Participant recognizes that by virtue of his or her service with the Company Group, he or she will be granted otherwise prohibited access to confidential information and proprietary data which are not known, and not readily accessible to the Company Group’s competitors.  This information (the “Confidential Information”) includes, but is not limited to, current and prospective customers; the identity of key contacts at such customers; customers’ particularized preferences and needs; marketing strategies and plans; financial data; personnel data; compensation data; proprietary procedures and processes; and other unique and specialized practices, programs and plans of the Company Group and their respective customers and prospective customers.  The Participant recognizes that this Confidential Information constitutes a valuable property of the Company Group, developed over a significant period of time and at substantial expense.  Accordingly, the Participant agrees that he or she shall not, at any time during or after his or her service with the Company Group, divulge such Confidential Information or make use

Stock Appreciation Rights Award Agreement

Sorrento Therapeutics, Inc.

2021 Cash-Settled Stock Appreciation Rights Plan

of it for his or her own purposes or the purposes of any person or entity other than the Company Group.

(c)Non-Solicitation of Customers.  The Participant recognizes that by virtue of his or her service with the Company Group he or she will be introduced to and involved in the solicitation and servicing of existing customers of the Company Group and new customers obtained by the Company Group during his or her service.  The Participant understands and agrees that all efforts expended in soliciting and servicing such customers shall be for the permanent benefit of the Company Group.  The Participant further agrees that during his or her service with the Company Group the Participant will not engage in any conduct which could in any way jeopardize or disturb any of the Company Group’s customer relationships

(d)Non-Solicitation of Employees.  The Participant recognizes the substantial expenditure of time and effort which the Company Group devotes to the recruitment, hiring, orientation, training and retention of its employees.  Accordingly, the Participant agrees that, in the event the Participant, directly or indirectly, for himself or herself or on behalf of any other person or entity, solicits, or offers employment to any employee of the Company Group, the SARs shall immediately expire.

(e)Survival of Commitments; Potential Recapture of Award and Proceeds.  The Participant acknowledges and agrees that the terms and conditions of this Section regarding confidentiality and non-solicitation shall survive both (i) the termination of Participant’s service  with the Company Group for any reason, and (ii) the termination of the Plan, for any reason.  The Participant acknowledges and agrees that the grant of SARs in this Award Agreement is just and adequate consideration for the survival of the restrictions set forth herein, and that the Company Group may pursue any or all of the following remedies if the Participant either violates the terms of this Section or succeeds for any reason in invalidating any part of it (it being

Stock Appreciation Rights Award Agreement

Sorrento Therapeutics, Inc.

2021 Cash-Settled Stock Appreciation Rights Plan

understood that the invalidity of any term hereof would result in a failure of consideration for the Award):

(i)	declaration that the Award is null and void and of no further force or effect; and
(ii)	recapture of any cash paid to the Participant, or any designee or beneficiary of the Participant, pursuant to the Award.

The remedies provided above are not intended to be exclusive, and the Company Group may seek such other remedies as are provided by law, including equitable relief.

(f)Acknowledgement.  The Participant acknowledges and agrees that his or her adherence to the foregoing requirements will not prevent him or her from engaging in his or her chosen occupation and earning a satisfactory livelihood following the termination of his or her service with the Company Group.

6.Restrictions on Transfer. Except as set forth in the Plan, this Award may not be sold, pledged, or otherwise transferred without the prior written consent of the Committee.  Notwithstanding the foregoing, the Participant may transfer the SARs if allowed under Section 1 hereof (i) by instrument to an inter vivos or testamentary trust (or other entity) in which each beneficiary is a permissible gift recipient, as such is set forth in clause (ii) of this Section, or (ii) by gift to charitable institutions or by gift or transfer for consideration to any of your relatives as follows (or to an inter vivos trust, testamentary trust or other entity primarily for the benefit of any of your relatives): any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, domestic partner, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships.  Any transferee of the Participant's rights shall succeed and be subject to all of the terms of this Award Agreement and the Plan.

Stock Appreciation Rights Award Agreement

Sorrento Therapeutics, Inc.

2021 Cash-Settled Stock Appreciation Rights Plan

7.Income Taxes.  The Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with this Award and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes.  The Participant hereby represents that he or she is not subject to United States income taxation.

8.Notices.  Any notice or communication required or permitted by any provision of this Award Agreement to be given to you shall be in writing and shall be delivered personally or sent by certified mail, return receipt requested, addressed to you at the last address that the Company had for you on its records.  Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices relating to this Award Agreement.  Any such notice shall be deemed to be given as of the date such notice is personally delivered or properly mailed.

9.Binding Effect.  Except as otherwise provided in this Award Agreement or in the Plan, every covenant, term, and provision of this Award Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

10.Modifications.  This Award Agreement may be modified or amended at any time, in accordance with Section 14 of the Plan, provided that you must consent in writing to any modification that adversely alters or impairs any of your rights or obligations under this Award Agreement, unless there is an express Plan provision that permits the Committee to unilaterally make the modification.

11.Headings.  Section and other headings contained in this Award Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Award Agreement or any provision hereof.

12.Severability.  Every provision of this Award Agreement and of the Plan is intended to be severable.  If any term hereof is illegal or invalid for any reason, such illegality

Stock Appreciation Rights Award Agreement

Sorrento Therapeutics, Inc.

2021 Cash-Settled Stock Appreciation Rights Plan

or invalidity shall not affect the validity or legality of the remaining terms of this Award Agreement.

13.Counterparts.  This Award Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

14.Plan Governs.  By executing this Award Agreement, you acknowledge that you have received a copy of the Plan and that your Award Agreement is subject to all the provisions contained in the Plan, the provisions of which are made a part of this Award Agreement, and that your Award is subject to all interpretations, amendments, rules and regulations which from time to time may be promulgated and adopted pursuant to the Plan.  In the event of a conflict between the provisions of this Award Agreement and those of the Plan, the provisions of the Plan shall control.

15.Governing Law.  The laws of the State of Delaware (without regard to conflicts of laws principles) shall govern the validity of this Award Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.

16.Not a Contract of Employment.  By executing this Award Agreement you acknowledge and agree that (i) any person whose service is terminated before full vesting of an award, such as the one granted to you by this Award Agreement, could claim that he or she was terminated to preclude vesting; (ii) you promise never to make such a claim; (iii) nothing in this Award Agreement or the Plan confers on you any right to continue an employment, service or consulting relationship with the Company Group, nor shall it affect in any way your right or the Company Group’s right to terminate your employment, service, or consulting relationship at any time, with or without Cause; and (iv) the Company would not have granted this Award to you but for these acknowledgements and agreements.

Stock Appreciation Rights Award Agreement

Sorrento Therapeutics, Inc.

2021 Cash-Settled Stock Appreciation Rights Plan

<Signature Page Follows>

Stock Appreciation Rights Award Agreement

Sorrento Therapeutics, Inc.

2021 Cash-Settled Stock Appreciation Rights Plan

BY YOUR SIGNATURE BELOW, along with the signature of the Company’s representative, you and the Company agree that the SARs are awarded under and governed by the terms and conditions of this Award Agreement and the Plan.

SORRENTO THERAPEUTICS, INC.

By:

Name:

Title:

PARTICIPANT

The undersigned Participant hereby accepts the terms of this Award Agreement and the Plan.

By:

Name of Participant: